UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 25, 2015

ALAMOGORDO FINANCIAL CORP.
(Exact Name of Registrant as Specified in Charter)

Federal	000-29655	74-2819148
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

500 East 10th Street, Alamogordo, New Mexico		88310
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:   (575) 443-9334

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2015, Alamogordo Financial Corp. (the “Company”) and its wholly owned subsidiary, BANK’34 (the “Bank”), each appointed Wortham A. (Pete) Cook to their boards of directors.  Mr. Cook has been appointed to the Asset/Liability Management Committee, the Director’s Loan Committee and the Nominating and Corporate Governance Committee.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 25, 2015, the Board of Directors of the Company approved an amendment to Article III, Section 2 of the Company’s Bylaws changing the number of members of the Board of Directors from six to seven.  The Bylaws were amended in connection with the appointment of Director Cook, discussed above.

On March 25, 2015, the Board of Directors of the Company approved an amendment to Article II, Section 2 of the Company’s Bylaws changing the annual meeting date to the fourth Wednesday in May, consistent with the Company’s prior change in fiscal year end from June 30 to December 31.

Each amendment is subject to non-objection from the Federal Reserve Bank of Dallas. The amendments to the Company’s bylaws are filed herewith as Exhibit 3.

Item 9.01.	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Exhibit

3	Text of amendments to Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALAMOGORDO FINANCIAL CORP.

DATE: March 30, 2015	By: /s/ Jill Gutierrez
Jill Gutierrez
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

3	Text of amendments to Bylaws